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                                                                    Exhibit 99.1


[LOGO THE CEREGHINO GROUP                CLIENT:  PBOC HOLDINGS, INC.]
CORPORATE INVESTOR RELATIONS             CONTACT: Rudy Guenzel, President & CEO
5333 - 15TH AVENUE SOUTH, SUITE 1500              (323) 954-6650
SEATTLE, WA 98108
206.762.0993 www.stockvalues.com

NEWS RELEASE
================================================================================


      PBOC STOCKHOLDERS APPROVE MERGER AGREEMENT WITH FBOP CORPORATION AT
                        SPECIAL MEETING OF STOCKHOLDERS

Los Angeles, CA, April 19, 2001 - PBOC Holdings, Inc. (Nasdaq: PBOC) announced today that at a Special Meeting of its Stockholders held today, its stockholders had approved, by the requisite vote required by law, the Agreement and Plan of Merger, as amended, between PBOC, FBOP Corporation and FBOP Acquisition Company. Under the terms of the Agreement, FBOP Acquisition Company will merge with and into PBOC, with PBOC continuing as a wholly-owned subsidiary of FBOP Corporation. FBOP Corporation has received Federal Reserve Board approval and the parties expect to consummate the transaction on or about April 30, 2001. Upon consummation of the transaction, each stockholder of PBOC will receive $10.00 per share in cash for each share of PBOC common stock held.

PBOC Holdings, Inc. is the parent company for People's Bank of California, a federally chartered savings bank, which has 26 full-service branch offices located in Orange, Ventura and Los Angeles Counties in Southern California.

WHEN USED IN THIS PRESS RELEASE OR OTHER PUBLIC OR STOCKHOLDER COMMUNICATIONS, OR IN ORAL STATEMENTS MADE WITH AN APPROVAL OF AN AUTHORIZED EXECUTIVE OFFICER, THE WORDS OR PHRASES "WOULD BE", "WILL ALLOW", "INTENDS TO", "WILL LIKELY RESULT", "EXPECT TO", "WILL CONTINUE", "IS ANTICIPATED", "ESTIMATE", "PROJECT", OR SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE LITIGATION REFORM ACT OF 1995.

THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE, AND TO ADVISE READERS THAT VARIOUS FACTORS, INCLUDING THE ABILITY TO SUCCESSFULLY CONSUMMATE THE TRANSACTION AND REGULATORY FACTORS, COULD CAUSE THE COMPANY'S ACTUAL RESULTS FOR FUTURE PERIODS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED OR PROJECTED. THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT OCCURRENCES OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.

                                     # # #

NOTE: Transmitted on Business Wire at 1:27 p.m. PDT, April 19, 2001.